EXHIBIT 2

FORM OF EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of March 4, 2004 (this “Agreement”), is by and between DEBBIE JONAS AND HOWARD S. JONAS, AS CO-TRUSTEES OF THE TRUST F/B/O                      JONAS UNDER ARTICLE FOUR U/A DTD MARCH 13, 1996 MADE BY HOWARD S. JONAS, AS GRANTOR (the “Trust”), and HOWARD S. JONAS, INDIVIDUALLY (“Jonas”).

BACKGROUND

The Trust and Jonas have agreed to exchange 212,886 shares of Class A Common Stock, par value $0.01 per share (the “Class A Shares”), of IDT Corporation (“IDT”) held by the Trust for an equal number of shares of Class B Common Stock, par value $0.01 per share (the “Class B Shares”), of IDT held by Jonas on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I.

SHARE EXCHANGE

1.1 Exchange. Simultaneously herewith, the Trust is delivering to Jonas a certificate representing the Class A Shares duly endorsed for transfer, and Jonas is delivering to the Trust a certificate representing an equal number of Class B Shares duly endorsed for transfer (the “Exchange”). The sole consideration for the Exchange shall be the Class A Shares transferred in exchange for the Class B Shares. Each of the Trust and Jonas hereby acknowledges receipt of the items described above.

1.2 Certificates. Following the Exchange, (a) the Trust shall surrender to IDT the duly-endorsed certificate representing the Class B Shares received from Jonas in exchange for a new certificate registered in the Trust’s name representing the Class B Shares, and (b) Jonas shall surrender to IDT the duly-endorsed certificate representing the Class A Shares received from the Trust in exchange for a new certificate registered in Jonas’ name representing the Class A Shares.

ARTICLE II.

REPRESENTATIONS

2.1 Representations by Jonas. Jonas represents and warrants to the Trust that (i) Jonas is the beneficial owner of the Class B Shares, (ii) Jonas has the power and authority to exchange the Class B Shares and enter into this Agreement, and (iii) this Agreement does not violate any other agreement, contract or understanding to which Jonas is party or to which the Class B Shares may be subject.

2.2 Representations by the Trust. The Trust represents and warrants to Jonas that (i) the Trust is the beneficial owner of the Class A Shares, (ii) the Trust has the power and authority to exchange the Class A Shares and enter into this Agreement, and (iii) this Agreement does not violate any other agreement, contract or understanding to which the Trust is party or to which the Class A Shares may be subject.

ARTICLE III.

GENERAL

3.1 Further Assurances. From time to time, as and when required by either party hereto, there shall be executed and delivered by the other party hereto such deeds and other instruments, and there shall be taken or caused to be taken by each party hereto such further and other actions, as shall be appropriate or necessary in order to consummate the transactions contemplated hereby.

3.2 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

3.3 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of New York.

3.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

TRUST F/B/O JONAS UNDER ARTICLE FOUR U/A DTD MARCH 13, 1996 MADE BY HOWARD S. JONAS, AS GRANTOR

By:

Name: Debbie Jonas
Title: Co-Trustee

By:

Name: Howard S. Jonas
Title: Co-Trustee

HOWARD S. JONAS, INDIVIDUALLY